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                                                                      EXHIBIT 6

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nazareth A. Festekjian, Marwan A. Marshi, Philip U. Tremmel, Timothy Beaulac and Matthew R. Mayers his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Structured Products Corp. (the "Company")) to sign the Registration Statement on Form S-6, as filed on or about April 19, 2000, any or all amendments (including pre-effective and post-effective amendments) thereto, any registrations statement for the same officer that is to be effective upon filing per Rule 497(b) under the Securities Act of 1933 and other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in person, hereby ratifying and confirming said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                                 TITLE                  DATE

/s/ Martin J. Gruber                     Director                April 19, 2000
-----------------------------------
Martin J. Gruber

/s/ Nathaniel H. Leff                    Director                April 19, 2000
-----------------------------------
Nathaniel H. Leff

/s/ Marcy Engel                          Director                April 19, 2000
-----------------------------------
Marcy Engel

/s/ Timothy Beaulac                      President (Principal    April 19, 2000
-----------------------------------      Executive Officer)
Timothy Beaulac

/s/ Mark I. Kleinman                     Treasurer (Chief        April 19, 2000
-----------------------------------      Financial and
Mark I. Kleinman                         Accounting Officer)